                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                        INVESTOR CONTACT:
Curt Ritter - 212-492-8989                            Susan Hyde - 212-492-1151
critter@wpcarey.com                                   shyde@wpcarey.com
Media Kit: www.wpcarey.com/MediaKit


W. P. CAREY ANNOUNCES RECORD THIRD QUARTER FINANCIAL RESULTS

EARNINGS INCREASE 143% FOLLOWING THE LIQUIDATION OF AFFILIATED REIT

      NEW YORK, NY, October 26, 2004 - Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the three and nine-month periods ended September 30, 2004.

      W. P. Carey's financial results for the three and nine-month periods were positively impacted by the liquidation of its managed affiliated real estate investment trust (REIT), Carey Institutional Properties (CIP(R)). As a result of this liquidity event, W. P. Carey earned $21.6 million, net of taxes, from disposition and incentive fees.

QUARTERLY AND NINE-MONTH RESULTS

- Earnings per share (EPS) for the three-month period increased 143% to $0.90, up from $0.37 for the same period in 2003. EPS for the nine-month period were $1.59, as compared to $1.17 for the similar period last year.

- Net Income for the three-month period increased to $35.2 million, as compared to $14.0 million for the same period in 2003. For the nine-month period, net income was $61.7 million as compared to $44.3 million for the same period a year ago. Included in net income for the three-month period are charges for asset impairments of $7.5 million, primarily related to an investment in Michigan. For the nine-month period total impairment charges were $15.4 million.

- Funds from Operations (FFO) for the three-month period increased 117% to $1.54 per diluted share, or $60.0 million, as compared to $0.71 per diluted share, or $27.3 million, for the comparable period in 2003. FFO for the nine-month period increased to $2.95 per diluted share, or $114.5 million, up from $2.07 per diluted share, or $78.0 million for the similar period a year ago.

- Total revenue for the three-month period increased 130% to $99.3 million, up from $43.2 million for the same period a year ago. For the nine-month period, total revenue was $189.8 million, as compared to $123.2 million for the comparable period in 2003.

- Cash Flows from Operating Activities for the nine-month period in 2004 increased to $108.0 million, up from $44.0 million during the same period in 2003. The unaudited Consolidated Statements of Cash Flows are attached to this press release.

- The Company, on behalf of its CPA(R) series of REITs, completed $335 million in investments during the third quarter, as compared to $211 million during the same period in 2003. For the nine-month period, the Company completed $829 million in investments, as compared to $542 million during the same period last year. This nine-month total exceeds the total investment volume of $725 million completed in 2003.

- On September 1, two of the Company's affiliated REITs, CIP(R) and Corporate Property Associates 15 (CPA(R):15), merged. The merger was the eleventh successful liquidation of a W. P. Carey fund since 1998. Initial investors experienced an average annual return of 11.2%. Immediately prior to the merger, W. P. Carey acquired interests in 17 properties from CIP(R) for approximately $142 million, which includes the assumption of approximately $28 million of debt. These properties, totaling 2.4 million square feet, consist of office, industrial, retail and warehouse facilities located in nine states.

- In September, the Board of Directors raised the cash dividend to $.44 per common share. This reflects the fourteenth consecutive quarterly increase. The dividend was paid on October 15, 2004 to shareholders of record on September 30, 2004. Dividends have increased every year since 1998 when the Company went public.

      Gordon DuGan, President of W. P. Carey & Co. LLC, said, "We are very pleased with our results across all measures for the third quarter and the nine-month period. We experienced the benefit of realizing the back-end incentive and disposition fee income from the liquidation of our eleventh fund, CIP(R), as well as a strong quarter from our other operating activities. Our investment volume on behalf of our managed entities was strong for the third quarter and nine-month period as well, exceeding $800 million for the first nine months. We should note that this level of earnings, including the incentive and disposition fees, is higher than we have experienced and is not likely repeatable each year.

      "We continue to uncover opportunities by differentiating ourselves in the marketplace through our ability to understand complex financial situations, by developing strong, long-standing relationships and by completing transactions on time and as proposed. At the same time, we remain cautious about the excess liquidity in the real estate and corporate finance markets, as we see them. In the face of this competitive environment, we will continue to be disciplined and seek attractive opportunities for our shareholders and CPA(R) fund investors alike."

CONFERENCE CALL & WEBCAST

      PLEASE CALL AT LEAST 10 MINUTES PRIOR TO REGISTER FOR CALL.

      Time:            Tuesday, October 26, 11:00 AM EDT.
      Call-in number:  1-800-946-0774     (International) 719-457-2648
      Webcast:         www.wpcarey.com
      Replay:          Available after 1:00 PM. Call 1-888-203-1112
                       (International) 719-457-0820 with the access code 814264.

      Founded in 1973, W. P. Carey & Co. LLC is a global investment firm concerned with assisting corporations with various forms of long-term financing. With $3.5 billion in equity capital, it is best known as a leading provider of net lease financing for corporate properties worldwide.

      Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.

(TABLES FOLLOW)

      This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the company's actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for commercial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the company, reference is made to the company's filings with the Securities and Exchange Commission.

                                       ###

                              W. P. CAREY & CO. LLC
           CONDENSED CONSOLIDATED STATEMENTS of CASH FLOWS (Unaudited)
                                 (in thousands)

                                                                                             Nine Months Ended September 30,
                                                                                             -------------------------------
                                                                                                 2004              2003
                                                                                                 ----              ----
Cash flows from operating activities:
   Net income                                                                                 $  61,727         $  44,294
   Adjustments to reconcile net income to net cash
       provided by continuing operating activities:
       Income from discontinued operations, including gain on sale                                3,693               965
       Depreciation and amortization of intangible assets and deferred financing costs           13,864            13,938
       Unrealized loss on foreign currency transactions                                            (144)             (133)
       Minority interest in income                                                                1,340                69
       Straight-line rent adjustments and amortization of deferred income                           944               569
       Equity income in excess of distributions                                                    (457)              (13)
       Management income received in shares of affiliates                                       (15,243)          (13,669)
       Costs paid by issuance of shares                                                             124               160
       Amortization of unearned compensation                                                      2,947             2,662
       Impairment charges and loan losses                                                        12,098               272
       Tax expense - share incentive plans                                                        2,906             2,470
       Deferred income tax provision                                                              8,933             8,522
       Increase in accrued taxes payable                                                         20,901             4,456
       Increase in structuring fees receivable                                                  (14,780)          (11,365)
       Deferred acquisition fees received                                                         5,978             1,495
       Net change in other operating assets and liabilities                                       1,134           (12,116)
                                                                                              ---------         ---------
       Net cash provided by continuing operations                                               105,965            42,576
       Net cash provided by discontinued operations                                               1,995             1,433
                                                                                              ---------         ---------
           Net cash provided by operating activities                                            107,960            44,009
                                                                                              ---------         ---------

Cash flows from investing activities
   Distributions received from equity investments in excess of equity income                      5,852             2,177
   Contributions to equity investments                                                               --            (1,496)
   Capital distributions from equity investments                                                     --             6,582
   Purchases of equity investments                                                             (115,522)               --
   Proceeds from sale of property and investments                                                 4,430            20,422
   Release of funds from escrow in connection with the sale of a property                         7,185                --
   Cash acquired on acquisition of subsidiary                                                        --             1,300
   Additional capital expenditures                                                               (1,498)           (1,666)
   Payment of deferred acquisition fees to affiliate                                               (524)             (524)
                                                                                              ---------         ---------
           Net cash (used in) provided by investing activities                                 (100,077)           26,795
                                                                                              ---------         ---------

Cash flows from financing activities:
   Proceeds from credit facility                                                                135,000            54,000
   Prepayments of credit facility                                                               (77,000)          (75,000)
   Payments of mortgage principal                                                                (6,882)           (6,448)
   Prepayments of mortgage principal and note payable                                            (9,962)           (7,131)
   Payment of financing costs                                                                    (1,262)               --
   Distributions to minority interests                                                           (1,101)               --
   Dividends paid                                                                               (48,614)          (47,060)
   Proceeds from issuance of shares                                                               3,662             6,463
   Retirement of shares                                                                          (2,543)               --
                                                                                              ---------         ---------
           Net cash used in financing activities                                                 (8,702)          (75,176)
                                                                                              ---------         ---------

Effect of exchange rate changes on cash                                                            (386)              115
                                                                                              ---------         ---------

           Net decrease in cash and cash equivalents                                             (1,205)           (4,257)
Cash and cash equivalents, beginning of period                                                   24,359            21,304
                                                                                              ---------         ---------

Cash and cash equivalents, end of period                                                      $  23,154         $  17,047
                                                                                              =========         =========

                           W.P. CAREY & CO. LLC

                           FUNDS FROM OPERATIONS
                 (in thousands except per share amounts)

                                                     THREE MONTHS ENDED SEPTEMBER 30,            NINE MONTHS ENDED SEPTEMBER 30,
                                                     --------------------------------            -------------------------------
                                                       2004                   2003                 2004                 2003
                                                     --------               --------             ---------             --------
Net income                                           $ 35,154               $ 14,047             $  61,727             $ 44,294
Gain on sale of real estate                               (12)                  (393)                  (12)                (547)
Funds from operations of equity investees in excess
   of equity income                                     1,815                  1,034                 4,909                3,005
Charge on extinguishment of debt                           --                    350                    --                  350
Depreciation, amortization, deferred taxes,
   stock compensation and other noncash charges        15,381                 10,914                31,981               27,864
Funds from operations applicable to minority
   investees in excess of minority income                (184)                   (14)                 (468)                (156)
Straight-line rents                                       330                    273                   931                  629
Impairment charges and loan losses                      7,500                  1,110                15,400                2,540
                                                     --------               --------             ---------             --------
  Funds from operations                              $ 59,984               $ 27,321             $ 114,468             $ 77,979
                                                     ========               ========             =========             ========

FUNDS FROM OPERATIONS  PER SHARE -

BASIC                                                $   1.60               $   0.75             $   3.06              $   2.14
                                                     ========               ========             ========              ========

DILUTED                                              $   1.54               $   0.71             $   2.95              $   2.07
                                                     ========               ========             ========              ========

Funds from operations is calculated as net income, excluding gains (or losses) from debt extinguishment and sales of property, plus certain noncash items (primarily real estate depreciation, amortization of intangible assets, impairments, stock compensation and deferred taxes) and after adjustments for unconsolidated partnerships and joint ventures. The Company's calculation of funds from operations may differ from the calculation of similarly named measures by other companies and may not be comparable to such measures. Funds from operations is a supplemental measure of performance and does not represent net income or cash flows generated from operating activities in accordance with generally accepted accounting principles. It should not be considered an alternative to net income, as an indication of the Company's operating performance or to cash flows as a measure of liquidity or an indicator of the Company's ability to fund its cash needs.

                                 W.P. CAREY & CO. LLC

                           CONSOLIDATED STATEMENTS OF INCOME
                   (in thousands except share and per share amounts)


                                                         THREE MONTHS ENDED SEPTEMBER 30,    NINE MONTHS ENDED SEPTEMBER 30,
                                                         --------------------------------    -------------------------------
                                                             2004              2003              2004              2003
                                                          ------------      ------------      ------------      ------------
Revenues:
   Management income from affiliates                      $     39,368      $     26,197      $     89,156      $     69,168
   Incentive and subordinated disposition fees                  42,095                --            42,095                --
   Rental income                                                11,658            11,003            33,245            33,184
   Interest income from direct financing leases                  5,334             5,192            15,876            15,483
   Other operating income                                          868               594             5,347             4,552
   Revenue of other business operations                            (52)              166             4,060               766
                                                          ------------      ------------      ------------      ------------
                                                                99,271            43,152           189,779           123,153
                                                          ------------      ------------      ------------      ------------
Expenses:
   Depreciation                                                  2,799             2,647             8,223             7,780
   Amortization                                                  4,486             1,693             7,871             5,603
   General and administrative                                   14,563            12,102            39,684            34,983
   Property expenses                                             1,006             1,445             4,477             4,389
   Operating expenses of other business operations               1,446                --             4,761                --
   Impairment charges and loan losses                            6,500                --             9,300               272
                                                          ------------      ------------      ------------      ------------
                                                                30,800            17,887            74,316            53,027
                                                          ------------      ------------      ------------      ------------
      Income from continuing operations
          before other interest income, minority
          interest, equity income, gains,
          interest expense and income taxes                     68,471            25,265           115,463            70,126
Other interest income                                              828               654             2,221             1,861
Minority interest in (income) loss                              (1,175)               22            (1,340)              (69)
Income from equity investments                                   1,254             1,099             3,885             3,171
Gain on sale of investments and
     foreign currency transactions                                 163                97               569               593
Interest expense                                                (3,664)           (3,646)          (10,632)          (11,378)
                                                          ------------      ------------      ------------      ------------
       Income from continuing operations before
            income taxes                                        65,877            23,491           110,166            64,304

Provision for income taxes                                     (32,610)           (8,717)          (44,746)          (19,045)
                                                          ------------      ------------      ------------      ------------
       Income from continuing operations                        33,267            14,774            65,420            45,259
                                                          ------------      ------------      ------------      ------------
Discontinued operations:
   Income from operations of discontinued properties             2,875               280             2,395             1,318
   Gain on the sale of real estate                                  12               393                12               547
   Impairment charges on properties held for sale and
       extinguishment of debt                                   (1,000)           (1,400)           (6,100)           (2,830)
                                                          ------------      ------------      ------------      ------------
       Income (loss) from discontinued operations                1,887              (727)           (3,693)             (965)
                                                          ------------      ------------      ------------      ------------
          Net income                                      $     35,154      $     14,047      $     61,727      $     44,294
                                                          ============      ============      ============      ============
Basic earnings per share:
       Earnings from continuing operations                $       0.89      $       0.40      $       1.75      $       1.24
       Income (loss) from discontinued operations                 0.05             (0.02)            (0.10)            (0.03)
                                                          ------------      ------------      ------------      ------------
        Basic earnings per share                          $       0.94      $       0.38      $       1.65      $       1.21
                                                          ============      ============      ============      ============
Diluted earnings per share:
       Earnings from continuing operations                $       0.85      $       0.39      $       1.69      $       1.20
       Income (loss) from discontinued operations                 0.05             (0.02)            (0.10)            (0.03)
                                                          ------------      ------------      ------------      ------------
        Diluted earnings per share                        $       0.90      $       0.37      $       1.59      $       1.17
                                                          ============      ============      ============      ============
Weighted average shares outstanding:
     Basic                                                  37,472,823        36,650,893        37,398,280        36,511,621
                                                          ============      ============      ============      ============
     Diluted                                                38,929,696        38,239,815        38,761,745        37,728,358
                                                          ============      ============      ============      ============


                                     Page 6